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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


         The undersigned hereby agree to jointly file an Amendment No. 1 to the statement on Schedule 13D, dated March 26, 1999, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13-d-1(f) under the Securities Exchange Act of 1934, as amended.

         This Joint Filing Agreement may be signed in counterpart copies.

Dated:  January 20, 2000          MANOR CARE, INC.



                                  By:  /s/ R. Jeffrey Bixler
                                  ----------------------------------------------
                                  Name:      R. Jeffrey Bixler
                                  Title:     Vice President and General Counsel


                                  MANOR CARE OF AMERICA, INC.



                                  By:  /s/ R. Jeffrey Bixler
                                  ----------------------------------------------
                                  Name:      R. Jeffrey Bixler
                                  Title:     Vice President


                                  MANORCARE HEALTH SERVICES, INC.



                                  By:  /s/ R. Jeffrey Bixler
                                  ----------------------------------------------
                                  Name:      R. Jeffrey Bixler
                                  Title:     Vice President